Exhibit 3.31

		Colorado Secretary of State
		Date and Time: 08/10/2012 12:45 PM
Document must be filed electronically. Paper documents will not be accepted.		ID Number: 20121436579
Document processing fee Fees & forms/cover sheets are subject to change.	$50.00	Document number: 20121436579 Amount Paid: $50.00
To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Organization

filed pursuant to § 7-80-203 and § 7-80-204 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name of the limited liability company is

Arcadia Holdings at Candelas, LLC .

(The name of a limited liability company must contain the term or abbreviation “limited liability company”, “ltd. liability company”, “limited liability co.”, “ltd. liability co.”, “limited”, “l.l.c.”, “llc”, or “ltd.”. See §7-90-601, C.R.S.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the limited liability company’s initial principal office is

Street address	8390 East Crescent Parkway
(Street number and name)
Suite 650
	Greenwood Village	CO	80111
	(City)	(State)	(ZIP/Postal Code)
United States
	(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)
.
	(Province – if applicable)	(Country)

3. The registered agent name and registered agent address of the limited liability company’s initial registered agent are

Name (if an individual)	Fishman	Marshall	H.
	(Last)	(First)	(Middle)	(Suffix)
OR

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address	633 17th Street
(Street number and name)
Suite 2700
	Denver	CO	80202
	(City)	(State)	(ZIP Code)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

			CO	.
	(City)		(State)	(ZIP Code)

ARTORG_LLC	Page 1 of 3	Rev. 02/28/2008

(The following statement is adopted by marking the box.)

☒ The person appointed as registered agent has consented to being so appointed.

4.	The true name and mailing address of the person forming the limited liability company are

Name (if an individual)	Fishman	Marshall	H.
	(Last)	(First)	(Middle)	(Suffix)
OR

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Mailing address	633 17th Street
(Street number and name or Post Office Box information)
Suite 2700

	Denver	CO	80202
	(City)	(State)	(ZIP/Postal Code)
United States .
	(Province – if applicable)	(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	The limited liability company has one or more additional persons forming the limited liability company and the name and mailing address of each such person are stated in an attachment.

5.	The management of the limited liability company is vested in

(Mark the applicable box.)

☒	one or more managers.

OR

☐ the	members.

6.	(The following statement is adopted by marking the box.)
☒	There is at least one member of the limited liability company.

7.	(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐	This document contains additional information as provided by law.

8.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are                                                                                           .

(mm/dd/yyyy hour:minute am/pm)

ARTORG_LLC	Page 2 of 3	Rev. 02/28/2008

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

9.	The true name and mailing address of the individual causing the document to be delivered for filing are

Fishman	Marshall	H.
(Last)	(First)	(Middle)	(Suffix)
633 17th Street
(Street number and name or Post Office Box information)
Suite 2700

Denver	CO	80202
(City)	(State)	(ZIP/Postal Code)
United States .
(Province – if applicable)	(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

ARTORG_LLC	Page 3 of 3	Rev. 02/28/2008

Colorado Secretary of State
Date and Time: 09/11/2012 03:34 PM
Document must be filed electronically.		ID Number: 20121436579
Paper documents will not be accepted.
Document processing fee	$ 25.00	Document number: 20121501658
Fees & forms/cover sheets are subject to change.		Amount Paid: $25.00
To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business.
ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-80-209 of the Colorado Revised Statutes (C.R.S.)

ID number:	20121436579

1. Entity name:	Arcadia Holdings at Candelas, LLC
(If changing the name of the limited liability company, indicate name BEFORE the name change)

2. New Entity name: (if applicable)	CANDELAS HOMES, LLC

3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4. Other amendments, if any, are attached.

5. If the limited liability company’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

OR

If the limited liability company’s period of duration as amended is perpetual, mark this box: ☒

6. (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

AMD_LLC	Page 1 of 2	Rev. 5/01/2010

7. Name(s) and address(es)
of the individual(s) causing the document to be delivered for filing:
	Fishman	Marshall	H.
	(Last)	(First)	(Middle)	(Suffix)
633 17th Street
(Street name and number or Post Office Box information)
Suite 2700
	Denver	CO	80202
	(City)	(State)	(Postal/Zip Code)
United States
	(Province – if applicable)	(Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

AMD_LLC	Page 2 of 2	Rev. 5/01/2010

Colorado Secretary of State
Date and Time: 03/06/2013 09:47 AM
Document must be filed electronically.	ID Number: 20121436579
Paper documents are not accepted.
Fees & forms are subject to change.	Document number: 20131152963
For more information or to print copies of filed documents, visit www.sos.state.co.us.	Amount Paid: $25.00
ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-80-209 of the Colorado Revised Statutes (C.R.S.)

ID number:	20121436579

1. Entity name:	CANDELAS HOMES, LLC
(If changing the name of the limited liability company, indicate name before the name change)

2. New Entity name: (if applicable)	Century at Candelas, LLC

3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4. Other amendments, if any, are attached.

5. If the limited liability company’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

or

If the limited liability company’s period of duration as amended is perpetual, mark this box: ☒

6. (Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

AMD_LLC	Page 1 of 2	Rev. 12/01/2012

7. Name(s) and address(es)
of the individual(s) causing the document to be delivered for filing:
	Fishman	Marshall	H.
	(Last)	(First)	(Middle)	(Suffix)
633 17th Street
(Street name and number or Post Office Box information)
Suite 2700
	Denver	CO	80202
	(City)	(State)	(Postal/Zip Code)
United States
	(Province – if applicable)	(Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

AMD_LLC	Page 2 of 2	Rev. 12/01/2012